Warburg Pincus Private Equity VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Neurogen Corporation, NRGN
April 19, 2004


                                   EXHIBIT 99
                                   ----------

                            Explanation of Responses
                            ------------------------

     On April 19, 2004, Warburg Pincus Private Equity VIII, L.P. ("WPVIII"), a Delaware limited partnership, purchased 8,571,429 shares of common stock, par value $.025 per share (the "Common Stock"), of Neurogen Corporation (the "Company"), at an aggregate purchase price of $60,000,003, pursuant to a Securities Purchase Agreement, dated as of March 19, 2004 (the "Purchase Agreement"), as amended, by and between the Company, WPVIII and the other investors listed on the signature pages thereto. The sole general partner of WPVIII is Warburg Pincus & Co., a New York general partnership ("WP"). Warburg Pincus LLC, a New York limited liability company ("WP LLC"), manages WPVIII. The members of WP LLC are substantially the same as the partners of WP. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, WP and WP LLC may be deemed to be the beneficial owners of Common Stock held by WPVIII, although both WP and WP LLC disclaim beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein.

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Warburg Pincus Private Equity VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Neurogen Corporation, NRGN
April 19, 2004


1.   Name:     Warburg Pincus & Co. (General Partner)
     Address:  466 Lexington Avenue
               New York, New York  10017

2.   Name:     Warburg Pincus LLC (Manager of WP VIII)
     Address:  466 Lexington Avenue
               New York, New York  10017

Designated Filer: Warburg Pincus Private Equity VIII, L.P.
Issuer  & Ticker Symbol:      Neurogen Corporation  (NRGN)
Date of Event Requiring Statement:  April 19, 2004

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Warburg Pincus Private Equity VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Neurogen Corporation, NRGN
April 19, 2004

                              WARBURG PINCUS & CO.

                              By: /s/ Scott A. Arenare            April 21, 2004
                                  -------------------------       --------------
                              Name:  Scott A. Arenare             Date
                              Title: Partner


                              WARBURG PINCUS LLC

                              By: /s/ Scott A. Arenare            April 21, 2004
                                  -------------------------       --------------
                              Name:  Scott A. Arenare             Date
                              Title: Member